EXHIBIT V

                               TO

                          SCHEDULE 13G

                           UNDER THE

	                SECURITIES EXCHANGE ACT OF 1934


IDS Financial Corporation, an American Express Company, disclaims beneficial ownership to the common shares of Policy Management
Systems Corporation held by the following American Express Companies.


      Lehman Brothers                      12,152 Shares




IDS Financial Corporation



By:         /s/ Robert F. Erdman
Name:           Robert F. Erdman
Title:          Assistant Treasurer